Exhibit 99.1

BioTelemetry, Inc. Reports Second Quarter 2020 Financial Results
Posts Strong Results and Ramps Up Business Development Activity

Malvern, PA – July 30, 2020 – BioTelemetry, Inc. (NASDAQ:BEAT), the leading remote medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, today reported results for the quarter ended June 30, 2020.

Company Highlights

•	Recognized quarterly total revenue of $99.1 million

•	Total revenue declined 11.4% year-over-year due to the impact of COVID-19 across most of our businesses

•	Reported quarterly GAAP net income of $2.3 million, or 2.3% of total revenue

•	Realized quarterly adjusted EBITDA of $25.6 million, or 25.8% of total revenue

•	Acquired Remote Patient Monitoring (“RPM”) assets from a subsidiary of Centene Corporation

•	Entered into Sales Agent Agreement with Boston Scientific

•	Assumed responsibility to service Roche’s remote INR patient base

President and CEO Commentary

Joseph H. Capper, President and Chief Executive Officer of BioTelemetry, Inc., commented:

“Due to the unwavering commitment of the entire BioTelemetry team, we continued to successfully navigate the current external challenges. As such, our business recovered faster than anticipated during the quarter, finishing strong with total revenue of $99.1 million and adjusted EBITDA of $25.6 million. Cardiac monitoring volumes bounced off their April lows, quickly returning to more normalized levels by quarter end. Given the encouraging trends coming out of the quarter, we believe we will soon be back to delivering year-over-year revenue and earnings growth.

“As I shared previously, in early April we streamlined our cost structure to manage through the downturn. As the business improved, we were able to call back all furloughed employees and are now operating at pre-pandemic headcount levels. We have pivoted back into an offensive posture as evidenced by the advancement of several business initiatives. The acquisition of Centene’s RPM assets is a key step toward increasing our commercial activity in the rapidly growing population health management market. The Boston Scientific and Roche agreements are designed to extend the capabilities of our market-leading cardiac monitoring franchise.

“We are more confident than ever that the post COVID-19 healthcare environment will demand a host of telehealth and remote monitoring solutions. As one of the largest, fastest growing and most profitable connected health companies, we are perfectly positioned to capitalize on this opportunity.”

Second Quarter Financial Results

Total revenue for the second quarter 2020 was $99.1 million compared to $111.8 million for the second quarter 2019, a decrease of $12.7 million, or 11.4%.

Gross profit for the second quarter 2020 was $61.5 million, or 62.1% of total revenue, compared to $70.2 million, or 62.8% of total revenue, for the second quarter 2019.

On a GAAP basis, net income for the second quarter 2020 was $2.3 million, or $0.06 per diluted share, compared to net income of $8.3 million, or $0.23 per diluted share, for the second quarter 2019. The decline in net income was primarily due to the impact of COVID-19 on total revenue, partially offset by decreases in operating costs as we scaled back our operations due to the reduced demand.

On an adjusted basis1, net income for the second quarter 2020 was $12.9 million, or $0.35 per diluted share. This compares to adjusted net income of $19.4 million, or $0.53 per diluted share, for the second quarter 2019. The decline in non-GAAP adjusted net income was consistent with the change in GAAP net income. The details regarding adjusted net income are included in the reconciliation tables included in this release.

1 The Company believes that providing non-GAAP financial measures offers a meaningful representation of our performance, as we exclude expenses that are not necessary to support our ongoing business. We also make adjustments to facilitate year over year comparisons. Please refer to our “Reconciliation of GAAP to Non-GAAP Financial Measures” in this release for additional information.

Conference Call

BioTelemetry, Inc. will host an earnings conference call on Thursday, July 30, 2020, at 5:00 PM Eastern Time. The call will be webcast on the investor information page of our website, www.gobio.com/investors/events. The call will be archived on our website for at least two weeks.

About BioTelemetry

BioTelemetry, Inc. is the leading remote medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care. We provide remote cardiac monitoring, centralized core laboratory services for clinical trials, remote blood glucose monitoring and original equipment manufacturing that serves both healthcare and clinical research customers. More information can be found at www.gobio.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in our future. These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning. Examples of forward-looking statements include statements we make regarding the successful execution of our operating plan, including the success of the Sales Agent Agreement with Boston Scientific, our ability to increase demand for our products and services, to grow our market share and to recover from the impacts of the COVID-19 pandemic, our expectations regarding revenue trends in our segments, and our expectations regarding the growth and success related to the acquisition of Centene’s RPM assets and Roche’s remote INR patient base. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things: our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business; our ability to educate physicians and continue to obtain prescriptions for our products and services; changes to insurance coverage and reimbursement levels by Medicare and commercial payors for our products and services; our ability to attract and retain talented executive management and sales personnel; the commercialization of new competitive products; acceptance of our new products and services, such as our mobile cardiac telemetry patch; the impact of the COVID-19 pandemic; the impact of the October 2019 information technology incident; our ability to obtain and maintain required regulatory approvals for our products, services and manufacturing facilities; changes in governmental regulations and legislation; adverse regulatory actions; our ability to obtain and maintain adequate protection of our intellectual property; interruptions or delays in the telecommunications systems and/or information technology systems that we use; our ability to successfully resolve outstanding legal proceedings; and the other factors that are described in “Part I; Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the factors that are described in “Part II; Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Contact:     BioTelemetry, Inc.
Heather C. Getz
Executive Vice President, Chief Financial and Administrative Officer
800-908-7103
investorrelations@gobio.com

BioTelemetry, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue	$89,407	$111,803	$202,438	$215,782
Other revenue	9,702	—	9,702	—
Total revenue	99,109	111,803	212,140	215,782
Cost of revenue	37,582	41,563	80,105	80,764
Gross profit	61,527	70,240	132,035	135,018
Gross profit %	62.1%	62.8%	62.2%	62.6%

Operating expenses:
General and administrative	31,099	30,587	62,980	58,194
Sales and marketing	10,521	12,795	23,967	25,235
Credit loss expense	6,166	5,379	12,186	10,527
Research and development	2,699	3,532	6,267	6,865
Other charges	5,003	2,234	7,087	5,304
Total operating expenses	55,488	54,527	112,487	106,125

Income from operations	6,039	15,713	19,548	28,893

Other expense:
Interest expense	(1,702)	(2,538)	(3,809)	(5,020)
Loss on equity method investments	—	(154)	—	(186)
Other non-operating income/(expense), net	(1,400)	86	(469)	(968)
Total other expense, net	(3,102)	(2,606)	(4,278)	(6,174)

Income before income taxes	2,937	13,107	15,270	22,719
Provision for income taxes	(656)	(4,807)	(5,880)	(2,734)
Net income	$2,281	$8,300	$9,390	$19,985

Net income per common share:
Basic	$0.07	$0.25	$0.27	$0.59
Diluted	$0.06	$0.23	$0.26	$0.55

Weighted average number of common shares outstanding:
Basic	34,290	33,825	34,238	33,806
Diluted	36,609	36,318	36,669	36,444

BioTelemetry, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
(in thousands)
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$84,003	$68,614
Healthcare accounts receivable, net	65,525	71,851
Other accounts receivable, net	15,088	15,625
Inventory	6,929	5,738
Prepaid expenses and other current assets	4,371	6,505
Total current assets	175,916	168,333

Property and equipment, net	60,275	56,380
Intangible assets, net	128,324	129,596
Goodwill	301,333	301,321
Deferred tax assets	7,156	12,626
Other assets	36,653	17,464
Total assets	$709,657	$685,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	21,491	24,198
Accrued liabilities	48,006	27,318
Current portion of finance lease obligations	255	394
Current portion of long-term debt	—	3,844
Total current liabilities	69,752	55,754

Long-term portion of finance lease obligations	224	289
Long-term debt	157,655	190,823
Other long-term liabilities	98,198	71,937
Total liabilities	325,829	318,803

Total stockholders’ equity	383,828	366,917

Total liabilities and stockholders’ equity	$709,657	$685,720

BioTelemetry, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Quarterly Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income Per Share

	Three Months Ended
(Unaudited)	June 30, 2020
(in thousands, except per share data)	Income from operations	Income before income taxes	Net income	Net income per diluted share*
GAAP	$6,039	$2,937	$2,281	$0.06
Non-GAAP adjustments:
Other charges (a)	5,003	5,003	5,003	0.14
Acquisition amortization (b)	3,680	3,680	3,680	0.10
Other expense adjustments (c)	—	1,697	1,697	0.05
Income tax effect of adjustments (d)	—	—	(3,002)	(0.08)
Impact of NOL utilization (e)	—	—	3,199	0.09
Non-GAAP Adjusted	$14,722	$13,317	$12,858	$0.35
* Total does not add due to rounding

	Three Months Ended
(Unaudited)	June 30, 2019
(in thousands, except per share data)	Income from operations	Income before income taxes	Net income	Net income per diluted share
GAAP	$15,713	$13,107	$8,300	$0.23
Non-GAAP adjustments:
Other charges (a)	2,234	2,234	2,234	0.06
Acquisition amortization (b)	3,812	3,812	3,812	0.10
Other expense adjustments (c)	—	932	932	0.03
Income tax effect of adjustments (d)	—	—	(1,442)	(0.04)
Impact of NOL utilization (e)	—	—	5,580	0.15
Non-GAAP Adjusted	$21,759	$20,085	$19,416	$0.53

a.
In the second quarter 2020, other charges of $5.0 million were primarily due to a $2.1 million unfavorable change in the fair value of acquisition-related contingent consideration, $1.8 million of integration and other non-recurring charges, $0.8 million for patent and other litigation and $0.3 million of costs related to our October 2019 information technology incident. In the second quarter 2019, other charges of $2.2 million were primarily due to $2.6 million for patent and other litigation and $1.4 million for integration and restructuring activities related to our acquisitions, partially offset by a $1.8 million reduction in the fair value of acquisition-related contingent consideration.

b.
In the second quarter 2020 and 2019, we recognized $3.7 million and $3.8 million of expense, respectively, related to the amortization of acquisition-related intangible assets. We have excluded this amortization of acquisition-related intangible assets from non-GAAP adjusted net income due to the non-operational nature of the expense. This amortization was recorded as a component of general and administrative expense.

c.
In the second quarter 2020, we had an unrealized foreign exchange loss of $1.3 million and incurred $0.4 million of interest expense related to a portion of the Geneva Healthcare deferred purchase consideration. In the second quarter 2019, we had an unrealized foreign exchange loss of $1.5 million and interest expense of $0.1 million related to a portion of the Geneva Healthcare deferred purchase consideration, partially offset by a $0.7 million gain associated with the termination of a former LifeWatch foreign pension plan.

d.	Represents the tax effect of the non-GAAP adjustments at the Company’s annual effective tax rate.

e.
After giving effect to taxes at the estimated annual effective tax rate on the adjustments, the utilization of net operating loss carryforwards and exclusion of discrete items had a positive $3.2 million and a positive $5.6 million impact on the second quarter 2020 and 2019, respectively.

BioTelemetry, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Year-to-Date Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income Per Share

	Six Months Ended
(Unaudited)	June 30, 2020
(in thousands, except per share data)	Income from operations	Income before income taxes	Net income	Net income per diluted share
GAAP	$19,548	$15,270	$9,390	$0.26
Non-GAAP adjustments:
Other charges (f)	7,087	7,087	7,087	0.19
Acquisition amortization (g)	7,408	7,408	7,408	0.20
Other expense adjustments (h)	—	1,165	1,165	0.03
Income tax effect of adjustments (i)	—	—	(5,204)	(0.14)
Impact of NOL utilization (j)	—	—	9,397	0.26
Non-GAAP Adjusted	$34,043	$30,930	$29,243	$0.80

	Six Months Ended
(Unaudited)	June 30, 2019
(in thousands, except per share data)	Income from operations	Income before income taxes	Net income	Net income per diluted share
GAAP	$28,893	$22,719	$19,985	$0.55
Non-GAAP adjustments:
Other charges (f)	5,304	5,304	5,304	0.15
Acquisition amortization (g)	7,074	7,074	7,074	0.19
Other expense adjustments (h)	—	932	932	0.03
Income tax effect of adjustments (i)	—	—	(2,751)	(0.08)
Impact of NOL utilization (j)	—	—	4,081	0.11
Non-GAAP Adjusted	$41,271	$36,029	$34,625	$0.95

f.
For the six months ended June 30, 2020, other charges of $7.1 million were primarily due to $2.7 million for patent and other litigation, a $1.9 million unfavorable change in the fair value of acquisition-related contingent consideration, $1.3 million of acquisition and integration costs and $1.2 million of other non-recurring charges. For the six months ended June 30, 2019, other charges of $5.3 million were primarily due to $3.7 million for patent and other litigation and $3.0 million for integration and restructuring activities related to our acquisitions, partially offset by a $1.8 million reduction in the fair value of acquisition-related contingent consideration.

g.
For the six months ended June 30, 2020 and 2019, we recognized $7.4 million and $7.1 million of expense, respectively, related to the amortization of acquisition-related intangible assets. We have excluded this amortization of acquisition-related intangible assets from non-GAAP adjusted net income due to the non-operational nature of the expense. This amortization was recorded as a component of general and administrative expense.

h.
For the six months ended June 30, 2020, we incurred $0.8 million of interest expense related to a portion of the Geneva Healthcare deferred purchase consideration and had an unrealized foreign exchange loss of $0.4 million. For the six months ended June 30, 2019, we had an unrealized foreign exchange loss of $1.5 million and interest expense of $0.1 million related to a portion of the Geneva Healthcare deferred purchase consideration, partially offset by a $0.7 million gain associated with the termination of a former LifeWatch foreign pension plan.

i.	Represents the tax effect of the non-GAAP adjustments at the Company’s annual effective tax rate.

j.
After giving effect to taxes at the estimated annual effective tax rate on the adjustments, the utilization of net operating loss carryforwards and exclusion of discrete items had a positive $9.4 million and a positive $4.1 million positive impact for the six months ended June 30, 2020 and 2019, respectively.

BioTelemetry, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Quarterly and Year-to-Date Non-GAAP Adjusted EBITDA and EBITDA Margin

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2020	2019	2020	2019
Net income - GAAP	$2,281	$8,300	$9,390	$19,985
Provision for/(benefit from) income taxes	656	4,807	5,880	2,734
Total other expense, net	3,102	2,606	4,278	6,174
Other charges	5,003	2,234	7,087	5,304
Depreciation and amortization expense	10,879	10,192	21,364	20,213
Stock compensation expense	3,678	3,477	7,060	6,026
Non-GAAP Adjusted EBITDA	$25,599	$31,616	$55,059	$60,436
GAAP Net income as a percentage of total revenue	2.3%	7.4%	4.4%	9.3%
Non-GAAP Adjusted EBITDA margin	25.8%	28.3%	26.0%	28.0%

Quarterly and Year-to-Date Non-GAAP Free Cash Flow

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2020	2019	2020	2019
Cash provided by operating activities	$56,842	$18,586	$69,545	$36,130
Capital expenditures	(10,126)	(10,758)	(17,110)	(16,092)
Non-GAAP Free Cash Flow	$46,716	$7,828	$52,435	$20,038

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release also includes certain financial measures which have been adjusted and are not in accordance with generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures include adjusted income from operations, adjusted income before income taxes, adjusted net income, adjusted net income per diluted share, adjusted EBITDA and free cash flow. In accordance with Regulation G of the Securities and Exchange Commission, we have provided a reconciliation of these Non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP.

These Non-GAAP financial measures are not intended to replace GAAP financial measures. They are presented as supplemental measures of our performance in an effort to provide our stakeholders better visibility into our ongoing operating results and to allow for comparability to prior periods as well as to other companies’ results. Management uses these Non-GAAP financial measures to assess the financial health of our ongoing operating performance. Management encourages our stakeholders to consider all of our financial measures and to not rely on any single financial measure to evaluate our performance.

Adjusted net income for the second quarter 2020 excludes other charges of $5.0 million, $3.7 million of amortization expense related to our acquisition-related intangible assets, $1.3 million of unrealized foreign currency loss, $0.4 million of interest expense related to a portion of the Geneva Healthcare deferred purchase consideration, the tax effect of these adjustments, as well as the impact from the utilization of our net operating loss carryforwards. Adjusted net income for the second quarter 2019 excludes other charges of $2.2 million, $3.8 million of amortization expense related to acquired intangibles, $1.5 million of unrealized foreign currency loss, $0.1 million of interest expense related to a portion of the Geneva Healthcare contingent consideration, a $0.7 million gain associated with the termination of a former LifeWatch foreign pension plan, the tax effect of these adjustments, as well as the impact from the utilization of net operating loss carryforwards. By excluding expenses that are considered unnecessary to support the ongoing business, are nonrecurring in nature or which limit year over year comparability, we believe these Non-GAAP financial measures offer a meaningful representation of our ongoing operating performance. Included in these excluded items are transaction related expenses, primarily legal and professional fees, integration related expenses, primarily severance, patent and other litigation, amortization of acquired intangibles, costs related to the October 2019 information technology incident net of insurance proceeds, costs related to restructuring programs aimed at streamlining operations and reducing future expense, as well as other one-time items. These excluded charges are not part of the ongoing operations, and therefore, not reflective of our core operations. We view patent litigation as an extreme measure not typically required in our industry to protect a company’s intellectual property and which has not been common practice for us. We commenced patent litigation proceedings after we uncovered specific evidence of four distinct cases of misappropriation and infringement. We can choose to resolve the outstanding matters and terminate the expense at any time. We also included the income tax effect of these adjustments.

In addition to adjusted income from operations, adjusted income before income taxes, adjusted net income, adjusted net income per diluted share and free cash flow, we also present adjusted EBITDA. This Non-GAAP financial measure excludes income taxes, total other expense, net, other charges, depreciation and amortization and stock compensation expense. EBITDA is a widely accepted financial measure which we believe our stakeholders use to compare our ongoing financial performance to that of other companies. Adjusting our EBITDA for other charges and other one-time items is a meaningful financial measure as we believe it is an indication of our ongoing operations. In addition, we also add back stock-based compensation expense because it is non-cash in nature. Other companies may calculate adjusted EBITDA in a different manner.